ATTACHMENT FOR CURRENT FILING OF N-SAR
SUB-ITEM 77C

At a Special Meeting of the security holders of John Hancock Variable Insurance Trust (the “Trust”) held April 17, 2012, shareholders of Balanced Trust, Core Allocation Trust, Core Disciplined Diversification Trust, Core Balanced Trust and Large Cap Trust (the "Acquired Funds"), were asked to consider and approve a proposed Agreement and Plan of Reorganization (the "Plan") providing for the combination of the Acquired Funds into the corresponding JHVIT funds listed below:

Acquired Funds	Corresponding Acquiring Funds

Core Balanced Strategy Trust	Core Strategy Trust

Core Allocation Trust	Lifestyle Growth Trust

Core Disciplined Diversification Trust	Lifestyle Growth Trust

Core Balanced Trust	Lifestyle Growth Trust

Balanced Trust	Lifestyle Growth Trust

Large Cap Trust	U.S. Equity Trust

To approve an Agreement and Plan of Reorganization providing for the reorganization of Core Balanced Strategy Trust into Core Strategy Trust.

For	224,129.871

Against	8,600.599

Abstain	19,345.938

To approve an Agreement and Plan of Reorganization providing for the reorganization of Core Allocation Trust into Lifestyle Growth Trust.

For	7,191,114.619

Against	187,932.032

Abstain	584,240.531

To approve an Agreement and Plan of Reorganization providing for the reorganization of Core Disciplined Diversification Trust into Lifestyle Growth Trust.

For	10,050,494.345

Against	458,532.178

Abstain	1,570,448.959

To approve an Agreement and Plan of Reorganization providing for the reorganization of Core Balanced Trust into Lifestyle Growth Trust.

For	12,170,397.187

Against	466,765.655

Abstain	1,356,461.168

To approve an Agreement and Plan of Reorganization providing for the reorganization of Balanced Trust into Lifestyle Growth Trust.

For	5,517,234.428

Against	500,257.572

Abstain	0

To approve an Agreement and Plan of Reorganization providing for the reorganization of Large Cap Trust into U.S. Equity Trust (formerly U.S. Multi Sector Trust).

For	10,567,067.363

Against	544,273.619

Abstain	1,156,768.156

At a Special Meeting of the security holders of John Hancock Variable Insurance Trust (the “Trust”) held October 4, 2011, shareholders of Core Diversified Growth & Income Trust and American Bond Trust (the "Acquired Funds"), were asked to consider and approve a proposed Agreement and Plan of Reorganization (the "Plan") providing for the combination of the Acquired Funds into the corresponding JHVIT funds listed below:

Acquired Funds	Corresponding Acquiring Funds

Core Diversified Growth & Income Trust	Lifestyle Growth Trust

American Bond Trust	Bond Trust

To approve an Agreement and Plan of Reorganization providing for the reorganization of the Core Diversified Growth & Income Trust into the Lifestyle Growth Trust.

For	326,463.372

Against	502.977

Abstain	14,203.651

To approve an Agreement and Plan of Reorganization providing for the reorganization of of the American Bond Trust into the Bond Trust.

For	65,591,667.840

Against	2,235,409.625

Abstain	8,717,251.864